Exhibit 10.41
PROMISSORY NOTE

$2,500,000.00	Hopewell, Virginia
July 26, 2007
FOR VALUE RECEIVED, the undersigned, Regional Enterprises, Inc., a Virginia corporation (“Borrower”), hereby unconditionally promises to pay to the order of Rio Vista Energy Partners L.P., a Delaware limited partnership (the “Lender”), at 820 Gessner Road, Suite 1285, Houston, Texas 77024, or at such other place as Lender may direct in writing, the principal amount of Two Million Five Hundred Thousand United States Dollars (US$2,500,000) payable as follows: ON DEMAND.
Interest on this Note shall be payable quarterly and at maturity at a rate of 10% per annum, and shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues.
Borrower may, at any time upon not less than three (3) Business Days’ prior notice to Lender prepay this Note in whole or in part. Each prepayment shall be permanent and irrevocable and shall be accompanied by a payment of all interest accrued through and including such date.
This Note may be prepaid, in whole or in part, at any time, without premium or penalty. Once prepaid, whether in whole or in part, the prepaid amount of this Note may not be reborrowed. All prepayments of this Note or any portion thereof shall be made together with payment of all interest accrued on the amount repaid through the date of such prepayment.
Payments of both principal and interest on this Note are to be made in United States Dollars and in immediately available funds. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.
This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Borrower shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Lender in connection with collection or enforcement of this Note.
BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED HEREBY, THIS NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Except to the extent such waiver is prohibited by law, Borrower waives presentment, demand and protest and notice of presentment, demand, protest and non-payment and any other notice of any kind in connection with this Note.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

Regional Enterprises, Inc.
By:	By: /s/ Ian T. Bothwell
Name:	Ian T. Bothwell
Title:	President

[Signature page to Note]

ALLONGE TO NOTE
This Allonge to a certain note (the “Note”) dated July 26, 2007 in the original principal amount of $2,500,000.00 made by Regional Enterprises, Inc., a Virginia corporation, and payable to the order of Rio Vista Energy Partners L.P., provides:

PAY TO THE ORDER OF RZB FINANCE LLC

Rio Vista Energy Partners L.P.,
a Delaware limited partnership

By:	Rio Vista GP LLC,
its sole general partner

By:	/s/ Ian T. Bothwell	Date: July 26, 2007

Acting Chief Executive Officer
         This Allonge shall be physically attached to the Note